Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-35621, 333-91783, 333-152032, 333-158870, 333-165978, 333-180400, 333-187802, 333-203319, 333-224823 and 333-231423) of Aerojet Rocketdyne Holdings, Inc. of our report dated February 15, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Sacramento, California
February 15, 2023